Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated April 5, 2017, on the financial statements of Save on Transport, Inc. as of December 31, 2016 and for the period from July 12, 2016 (inception) to December 31, 2016, included herein on the registration statement of Petroterra Corp. on Form S-1 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company

SALBERG & COMPANY, P.A.
Boca Raton, Florida
July 26, 2017